UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2015

BAYLAKE CORP.

(Exact name of registrant as specified in its charter)

Wisconsin	001-16339	39-1268055
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

217 North Fourth Avenue Sturgeon Bay, Wisconsin	54235
(Address of principal executive offices)	(Zip code)

                    (920) 743-5551

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on February 13, 2015, Teresa A. Rosengarten resigned her position as Secretary of Baylake Corp., a Wisconsin corporation (“Baylake”) and Chief Risk Officer of Baylake Bank (the “Bank”), the wholly-owned bank subsidiary of Baylake, effective March 15, 2015 (the “Separation Date”).

In connection with the foregoing, Ms. Rosengarten and Baylake entered into a Full and Final Separation Agreement and Release (the “Separation Agreement”) on April 15, 2015 providing certain benefits to her to which she was not otherwise entitled under her employment agreement with the Bank.  In particular, among other things, the Separation Agreement provides for a continuation of Ms. Rosengarten’s base salary for one year, payable in accordance with the normal Bank payroll practices and, in lieu of any annual incentive payment for the Bank’s 2015 fiscal year, a one-time lump-sum payment of $2,000.  In addition, since Ms. Rosengarten was enrolled in the Bank’s health and/or dental insurance plans as of the Separation Date and she timely elected COBRA continuation coverage, under the Separation Agreement, the Bank has agreed to pay toward such coverage the difference between the total cost of premiums for such COBRA coverage and the Bank’s normal employee share of health insurance premiums until the earlier of the one year anniversary of the Separation Date or until she becomes eligible for other group health and/or dental insurance coverage.  The Separation Agreement further provides for vesting of Ms. Rosengarten’s Restricted Stock Unit awards that were scheduled to vest in 2015, subject to approval of the Personnel and Compensation committee of the Board.

In exchange for the benefits described above, Ms. Rosengarten acknowledged and agreed, subject to certain limitations, to a general release of Baylake and the Bank from any and all claims arising on or before the date of the Separation Agreement.  In addition, Ms. Rosengarten agreed not to engage in any acts or make any representations, or direct any other person or entity to engage in any act or make any statements or representations, that disparage or otherwise impair the reputation of Baylake or the Bank.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full Separation Agreement, which is attached hereto as Exhibit 10 and incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10	Full and Final Separation Agreement and Release between Baylake Bank and Teresa Rosengarten, dated April 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 17, 2015

BAYLAKE CORP.

By:  /s/ Kevin L. LaLuzerne

Kevin L. LaLuzerne

Senior Vice President and Chief Financial

Officer

EXHIBIT INDEX

Exhibit No.	Description

10	Full and Final Separation Agreement and Release between Baylake Bank and Teresa Rosengarten, dated April 15, 2015.

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